EXHIBIT 10.05

THIS DEBENTURE AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE DEBENTURE NOR THE SHARES OF COMMON STOCK MAY BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE MACROSOLVE, INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.  THIS DEBENTURE MUST BE SURRENDERED TO MACROSOLVE, INC. OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE OR OTHER TRANSFER.

MacroSolve, Inc.

Convertible Debenture Series 2011
Due December 31, 2016

$	Registered Debentureholder:

Date:

  MacroSolve, Inc., a corporation duly organized and existing under the laws of the State of Oklahoma (hereinafter referred to as the "Company"), for value received, hereby promises to pay to the registered holder hereof, the principal sum stated above (“Principal Amount”) on the 31st day of December, 2016 (“Maturity Date”), together with interest accrued upon the unpaid Principal Amount from the date hereof, upon presentation and surrender of this Convertible Debenture Series 2011 (“Debenture”) at the principal corporate office of the Company at 1717 South Boulder Ave., Suite 700, Tulsa, Oklahoma  74119, or at such other place as the Company may designate, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

              Interest shall accrue on a daily basis on the outstanding principal amount of this Debenture from and including the date hereof at the rate equal to twelve percent (12%) per annum computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.  Subject to the terms of this Debenture, interest shall be paid quarterly beginning on the first day of January, April, July, and October.

1.       Payment and Prepayment.

a.              The Company shall pay the Principal Amount and any accrued and unpaid interest on the Maturity Date.  However, the Company shall prepay the Principal Amount of this Debenture as the balance in the Debenture Account (as defined in Section 5) permits on a quarterly basis in accordance with the terms in Section 5. In the event the Company prepays its obligation hereunder in part, the payment shall first be applied to accrued and unpaid interest and then to the Principal Amount.

b.              In the event the Company does not prepay this Debenture in full before the Maturity Date, the Company shall satisfy its obligation to pay principal and interest on the Maturity Date out of the Debenture Account, and to the extent the obligation of the Company cannot be satisfied in full therefrom, by the issuance and delivery to the holder of this Debenture of whole shares (“PIK Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”) for the balance.

c.              The Company shall deliver a written notice (“Payment Notice”) at least ten (10) days before the quarterly payment, or at least ten (10) days before the Maturity Date if any of the Principal Amount remains outstanding, of its intention to make a prepayment of any part of the Principal Amount or to pay on the Maturity Date by PIK Shares, as the case may be.  The Payment Notice shall specify the amount of the prepayment and its allocation between interest and the Principal Amount, the number of PIK Shares to be issued, if applicable, and the amount of the Company’s obligation that will be satisfied with cash.

d.              The PIK Shares issued and delivered at maturity shall be equal to the number of shares of Common Stock that could have been purchased for the principal and interest obligation (less any cash paid in combination with the PIK Shares) if the shares were valued at 50% the volume weighted average price of the Common Stock on the last five (5) days of trading before the payment date.  For purposes hereof, the volume weighted average price shall be the dollars traded in every transaction in the Common Stock for the five-day trading period as reported on the OTC Bulletin Board (“OTCBB”) (or any other recognized securities market on which the Common Stock is traded, if not then quoted, on the OTCBB divided by the total number of shares traded during that five-day period.  If the Common Stock is not quoted on the OTCBB or traded on any recognized market, the Company may not elect to pay in PIK Shares.

2.       Conversion.

         a.       Rights of Conversion.

                  The holder of this Debenture shall have a right to convert this Debenture into shares of Common Stock at any time except as provided hereafter.  This Debenture shall not be convertible beginning ten (10) days after a Payment Notice by the Company until thirty (30) days after the Payment Notice.

                  The basis for such conversion is, for convenience, herein expressed in terms of a dollar conversion price per share. The number of shares of Common Stock issuable upon any conversion of this Debenture at any given time shall be determined by multiplying the Principal Amount by two (2) and adding to the product the accrued but unpaid interest (“Conversion Value”) and then dividing the Conversion Value by the Conversion Price then in effect in accordance with Section 2.c.

                  The holder of the Debenture, by purchasing this Debenture, understands that the Common Stock to be issued pursuant to the conversion rights granted hereunder has not been registered under the Securities Act of 1933, as amended (“Securities Act”), that it is not the intention of the Company to so register said Common Stock and that the certificates evidencing said Common Stock will bear a legend indicating that said shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.  The holder of the Debenture further understands that unless said Common Stock is registered under the Securities Act, the Securities Act may be construed to prohibit any public sale or transfer of any of the Common Stock unless such public sale or transfer is effected in compliance with all applicable laws and regulations.

         b.       Method of Exercise.

                  In order to exercise the conversion privilege, the holder of this Debenture shall present and surrender this Debenture during usual business hours at the principal corporate office of the Company and shall deliver a written notice in person or by overnight delivery service, in the form of Exhibit A attached hereto, of the election of the holder to convert this Debenture (“Conversion Notice”) before the suspension of the conversion privilege as specified in the first paragraph of Section 2.a.  The certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued in the name of the registered holder hereof.

                  This Debenture, when surrendered for conversion, shall be endorsed in such manner, or accompanied by such instruments of transfer, as the Company may prescribe. The conversion shall be deemed to have been effected on the date (the "conversion date") on which this Debenture shall have been surrendered and such notice and any required instruments of transfer received as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable on such conversion shall be deemed to have become on the conversion date the holder or holders of record of the Common Stock represented thereby.

                  As promptly as practicable after the presentation and surrender for conversion, of this Debenture, as herein provided, the Company shall issue and deliver at such office to or upon the written order of the holder, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion. No fractional shares, or scrip representing fractional shares, shall be issued upon any conversion, but in lieu thereof the Company shall pay in cash the fair value of such fractional shares as of the conversion date. The issuance of certificates for Common Stock issuable upon the conversion of this Debenture shall be made without charge to the converting holder for any tax in respect of the issue thereof.

         c.       Conversion Price.

              The Conversion Price shall be the volume weighted average price of the Common Stock on the last five (5) days of trading before the date of purchase of this Debenture.  For purposes hereof, the volume weighted average price shall be the dollars traded in every transaction in the Common Stock for the five-day trading period as reported on the OTCBB (or any other recognized securities market on which the Common Stock is traded, if not then quoted, on the OTCBB) divided by the total number of shares traded during that five-day period.  If the Common Stock is not quoted on the OTCBB or traded on any recognized market, the Company shall determine the conversion price in good faith.

         d.       Fundamental Change.

                  (1)      Definition.

For  purposes  of this  Debenture,  a  "Fundamental Change"  shall  be  deemed  to have occurred if there shall be: (i) any consolidation to which the Company shall be a party, (ii) any merger in which the Company shall not survive, (iii) any merger in which the Common Stock outstanding immediately prior to such merger shall be exchanged for or converted into any cash, securities or other property, (iv) any complete liquidation of the Company, or (v) any partial liquidation of the Company for which the approval of the holders of Common Stock is required or which is involuntary.

                  (2)      Conditional Conversion Election.

 In connection with any Fundamental Change, the holder of this Debenture shall have the right at any time before such event shall actually occur to make a conditional election (i) to convert all or such portion of this Debenture as the holder shall desire into Common Stock if such event shall actually be consummated and to participate in such event as if the holder had held such Common Stock on the date as of which the holders of Common Stock entitled to participate in such event shall be selected but (ii) not to convert this Debenture if such event shall not be consummated. This Debenture converted pursuant to any conditional election made pursuant to rights granted in this Section 2.d.(2) shall be deemed to have been converted on the record date (or if there be no record date, the point in time) used to determine the holders of Common Stock entitled to participate in the Fundamental Change or other event giving rise to such conditional election.

         e.       Purchase Rights.

(1)
If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then the holder of this Debenture shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon conversion of this Debenture immediately before the date on which a record shall be taken for the grant, issuance or sale of such Purchase Rights or, if no such record shall be taken, the date as of which the record holders of Common Stock shall be determined for the grant, issue or sale of such Purchase Rights.

(2)
Except as provided herein, in addition to the Purchase Rights if at any time during 2011 the Company offers, issues or sells any shares of Common Stock or securities convertible into shares of Common Stock, the Company will offer the holder of this Debenture the right to purchase a portion of such securities equivalent to the percentage of Debentures in this offering acquired by the holder of this Debenture.  This provision shall apply to securities offered, issued and sold by the Company for cash consideration and shall not apply to offers and sales of the Debentures of this series or to securities of the Company outstanding on the date of this Debenture, securities issued upon the exercise, conversion or payment of other securities, or options issued pursuant to existing option plans adopted by the Company.

   f.    Distribution Rights.

                  If at any time the Company makes any distribution pro rata to the record holders of Common Stock in property other than cash ("Distribution Rights"), then the holder of this Debenture shall be entitled to acquire, upon the terms applicable to such Distribution Rights, the aggregate Distribution Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon conversion of this Debenture immediately before the date on which a record shall be taken for the grant, issuance or sale of such Distribution Rights, or, if no such record shall be taken, the date as of which the record holders of Common Stock shall be determined for the grant, issue or sale of such Distribution Rights.

3.       Representations and Covenants of the Company.

a. Information Rights.  The Company shall deliver to the holder of the Debenture (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days of their availability, the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and (c) within forty-five (45) days after the end of each fiscal quarter or each fiscal year, the Company's quarterly report to Form 10-Q filed with the SEC.

           b.     Reservation of Shares.  The Company agrees to reserve from its authorized and unissued Common Stock, until this Debenture shall be paid in full or fully converted, shares of Common Stock in a number which at any given time shall be equal to all of the number of shares which may be issuable on or at the given time by reason of the conversion of this Debenture.

c.No Short Positions.  While holding the Debentures the holder of the Debenture will not sell shares of Common Stock short, buy puts to sell the Common Stock, or buy or sell any security that is substantially equivalent to a short position in the Common Stock.

d.Common Stock.  The Company hereby represents and warrants that all shares of Common Stock which may be issued upon the conversion or as PIK Shares shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances.

4.	Representations and Covenants of the Holder of the Debenture.

a. Private Issue.  The holder of the Debenture represents and warrants that (i) that the Debentures are not registered under the Securities Act of 1933, as amended, (the “Act”) or qualified under applicable state securities laws under an exemption from the registration thereof, and (ii) that the Company's reliance on such exemption is predicated on Holder's representations set forth herein.

 b Financial Risk.  The holder of the Debenture has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and has the ability to bear the economic risks of this investment.

5.       Redemption Account.

a. Establish and Maintain Account. The Company shall establish and maintain an account at a federally-insured financial institution separate from the other bank accounts of the Company (the “Redemption Account”). The Company shall promptly deposit into that account twenty-five percent (25%) of the net proceeds received by the Company from any award, judgment or settlement arising from any case or claim prosecuted by the Company for infringement of the Company’s patent for a mobile information collection system. The Company shall maintain the account and deposit net proceeds therein for so long as the Debentures are outstanding.  The Company shall not make withdrawals from the Debenture Account for any purpose other than the payment of the Principal Amount and interest on the Debentures.

b. Payments.  The Company shall make payments from the Debenture Account to satisfy its obligation to pay the Principal Amount and interest in accordance with Section 1 hereof.  The Company shall have satisfied its obligation to make payments from this account if it accumulates funds in the account and makes payments from the account on a quarterly basis as funds in the account permit.  In the event the balance in the account is not sufficient to satisfy all of the Company’s obligations to all of the holders of the Series 2011 Debentures, the Company, in satisfaction of its obligations hereunder, may allocate funds available in the Debenture Account to all of the Series 2011 Debentures on a proportionate basis or it may pay some but not all of holders of the Series 2011 Debentures as determined by the Company in its discretion.

6.       Remedies.

         a.       Events of Default.

                  A "Default" shall be deemed to exist for purposes of this Debenture so long as:
(1)	Interest shall not be paid when the balance in the Debenture Account was sufficient for payment in accordance with the terms of this Debenture;

(2)	Principal shall not be prepaid to the extent of the available balance in the Debenture Account in accordance with the terms of this Debenture;

(3) the principal or interest owed on this Debenture shall not be paid at maturity;

(4)	The Company shall not establish or maintain the Debenture Account in accordance with Section 5;

(5)
the Company shall be in breach of any other covenant or warranty of the Company in this Debenture for at least thirty (30) days after there has been given to the Company by the holder, a written notice specifying such breach and requiring it to be remedied and stating that such notice is a "notice of default" hereunder; or

(6)
a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Bankruptcy Code or any other similar applicable federal or state law, and such decree or order shall have been in effect for a period of sixty (60) days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of any property of the Company or for the winding up or liquidation of its affairs shall be in effect and shall have been in effect for a period of sixty (60) days.

A default shall be deemed to exist whenever prescribed by the terms of this Section 6.a. regardless of whether such Default shall be voluntary or involuntary or shall result from compliance with any legal requirement or any other circumstance of any kind.

        b.       Acceleration of Maturity.

                  Whenever a Default exists, the holder may declare the principal and interest of this Debenture to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable.

         c.       Unconditional Right of Holder of the Debenture to Receive Principal
                   and Interest.

                  Notwithstanding any other provision in this Debenture, the holder of this Debenture shall have the right which is absolute and unconditional to receive payment the principal of and interest on maturity and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of the holder.

         d.       Rights and Remedies Cumulative; Governing Law.

                  No right or remedy herein conferred upon or reserved to the holder of this Debenture is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment or any other appropriate right or remedy. This Debenture and all rights hereunder shall be governed by the internal laws, not the laws of conflicts, of the State of Oklahoma.

         e.       Delay or Omission Not Waiver.

                  No delay or omission of any holder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or acquiescence therein. Every right and remedy given by this Debenture or by law to the holder of the Debenture may be exercised from time to time, and as often as may be deemed expedient, by the holder of the Debenture.

  f.               Undertaking for Costs.

                  The parties to this Debenture agree that any court or arbitrator, as the case may be, may in its discretion require, in any suit for the enforcement of any right or remedy under this Debenture, any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

7.              General.

            a.    Registration, Transfer and Exchange.

                 The Company shall cause to be kept at its principal corporate office a register (herein sometimes referred to as the "Debenture register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of this Debenture and of transfers of this Debenture. The Secretary of the Company is hereby appointed "Debenture registrar" for the purpose of registering this Debenture and transfers of this Debenture as herein provided.

                  Upon surrender for transfer of any part of this Debenture at the principal corporate office of the Company, which transfer complies with all applicable securities laws, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount.

                  A Debenture issued upon any transfer or exchange of this Debenture shall be a valid obligation of the Company, evidencing the same debt, and entitled to the same benefits as this Debenture.

                  The holder of the Debenture understands that: (i) this Debenture has not been registered under the Securities Act or any other federal or state law governing the issuance or transfer of securities (which are herein collectively called the "securities laws"), (ii) the securities laws impose substantial restrictions upon the transfer of any interest in this Debenture, and (iii) the Company is not obligated to register this Debenture or the securities acquired upon conversion of this Debenture under the securities laws or otherwise take any action to facilitate or make possible any transfer of any interest in this Debenture.

                  No service charge shall be made for the transfer or exchange of this Debenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange of this Debenture.

  b. Mutilated, Destroyed, Lost and Stolen Debentures.

                  If (i) any mutilated Debenture is surrendered to the Company and the Debenture registrar receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, and (ii) there is delivered to the Company such security or indemnity as may be required by the Company to save the Company harmless, then the Company shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

                  Upon the issuance of any new Debenture under this section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

                Every new Debenture issued pursuant to this section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits hereof equally and proportionately with any and all other Debentures duly issued.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         c.       Payment of Interest; Interest Rights Preserved.

                  Interest on this Debenture shall be paid to the person in whose name this Debenture (or one or more predecessor Debenture) is registered at the close of business on the business day immediately prior to such payment date.

         d.       Persons Deemed Owners.

                  The Company, and any agent of the Company, may treat the person in whose name this Debenture is registered as the owner of this Debenture for the purpose of receiving payment of principal interest on this Debenture and for all other purposes whatsoever, whether or not this Debenture be overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

         e.       Cancellation.

                  This Debenture when surrendered for payment, redemption, transfer, exchange or conversion shall be delivered to the Debenture registrar for cancellation. The Company may at any time deliver to the Debenture registrar for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Debenture registrar. No Debentures shall be issued in lieu of or in exchange for any Debentures cancelled as provided in this section, except as expressly permitted. All cancelled Debentures held by the Debenture registrar shall be disposed of as directed by the Company.

8.           Governing Law; Dispute Resolution.

This Debenture shall be governed by and construed in accordance with the laws of the State of Oklahoma without giving effect to its principles regarding conflicts of law. Any dispute concerning this Debenture or the investment of holder of the Debenture in the securities of the Company, including a dispute about whether the dispute is subject to arbitration, shall be resolved by arbitration in Tulsa, Oklahoma, under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by a single arbitrator selected by the Company from the AAA’s panel of arbitrators.

                  IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by the signature of its Chief Executive Officer.

MacroSolve, Inc.

Dated:	By:	/s/
Name: Clint H. Parr
Title: Chief Executive Officer

Exhibit A

ELECTION TO CONVERT DEBENTURE

Reference is made to that certain Convertible Debenture Series [2011] due December 31st, 2016 (the "Debenture") issued on __________ by MacroSolve, Inc. (the “Company”) to ______________.  Capitalized terms used but not otherwise defined in this Exhibit A shall have the meanings assigned to them in the Debenture.

The holder of the Debenture hereby irrevocably elects to convert the Debenture and any accrued and unpaid interest thereunder into shares of Common Stock.  The holder of the Debenture shall be entitled to convert the Debenture only in accordance with Section 2 thereof.

The holder of the Debenture directs the Company to record in the stockholder register of the Company the Common Stock (or other securities) issuable upon this conversion of the Debenture in the name of the holder of the Debenture.

The Debenture is herewith being surrendered by the holder of the Debenture. The holder of the Debenture hereby acknowledges and approves of the cancellation of the Debenture by the Company.

Holder of the Debenture:
Address:
Dated: